SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 26, 2010

Northern Growers, LLC

(Exact name of registrant as specified in its charter)

South Dakota	0-50711	77-0589881
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

48416 144th Street P.O. Box 356 Big Stone City, South Dakota	57216
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (605) 862-7902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

On April 26, 2010, the Company held a special meeting of members in Milbank, South Dakota.  The purpose of the meeting was to consider and vote to approve the Sixth Amended and Restated Operating Agreement, which would result in the reclassification of our Class A capital units outstanding effective July 1, 2010. The affirmative vote of the majority of Class A Members voting on the matter was necessary to approve the Sixth Amended and Restated Operating Agreement and resulting reclassification. At the meeting, the members voted and approved the Sixth Amended and Restated Operating Agreement, by the following tally:

For — 98                Against — 45                Abstain - 1

As a result of the members’ approval, the Company’s Class A capital units outstanding will be reclassified into Class A capital units, Class B capital units and Class C capital units, effective July 1, 2010. Also on July 1, 2010, the Company will suspend its obligation to make periodic reports under Sections 12(g) and 15(d) of the Securities Exchange Act of 1934.

The description of the matter voted on at the special meeting and the reclassification is described in detail in our definitive proxy statement for the special meeting filed with the Securities and Exchange Commission on March 31, 2010 and is incorporated herein by reference.

Item 8.01               Other Events.

On or before May 5, 2010, the Company will mail to all of its members of record a letter detailing the results of the special meeting and some general information about the reclassification, a copy of which is attached to this report as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits. The following exhibits are filed with this report:

99.1         Letter to the Company’s Members.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN GROWERS, LLC

Dated: April 30, 2010	By:	/s/ Robert Narem
Robert Narem, Chief Executive Officer